Exhibit 5.2

October 30, 2003

Ivanhoe Energy Inc.
Suite 654, 999 Canada Place
Vancouver, British Columbia V6C 3E1
Canada

Dear Sirs and Mesdames:

Re:   IVANHOE ENERGY INC. (the “Corporation”)

Reference is made to the base shelf short form prospectus (the “Prospectus”) forming part of the registration statement on Form F-10 (file no. 333-109783) filed by the Corporation with the U.S. Securities and Exchange Commission (the “Form F-10”).

We hereby consent to the use of our name in the sections entitled “Legal Matters” and “Description of Debt Securities – Enforceability of Judgements” in the Prospectus.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

This letter is solely for your information in connection with the registration of the securities covered by the Form F-10, and is not to be referred to in whole or in part for any other purpose.

Yours truly,

Steven G. Robertson
for GOODMANS
SGR/mj

GOODMANS LLP • BARRISTERS & SOLICITORS
VANCOUVER • TORONTO • HONG KONG